                                   EXHIBIT 99


For Further Information:

Investor Contact: Deborah Abraham
                  (203) 851-2636

Media Contact:    Madeline Hardart
                  (212) 885-0417
                  Nicole Reilly
                  (212)885-0338


FOR IMMEDIATE RELEASE


            OXFORD HEALTH PLANS, INC. ANNOUNCES THIRD QUARTER RESULTS

               Oxford CEO Payson Cites Progress in Turnaround Plan


         NORWALK, CONNECTICUT, OCTOBER 30, 1998 - Oxford Health Plans, Inc. (NASDAQ:OXHP) announced today a net loss of $47.0 million, or $.58 per common share, for the quarter ended September 30, 1998. The Company also reported that cash flow used in operations was $9.5 million in the third quarter. "Oxford and its employees are proud of its achievements to date and our third quarter results reflect a better-than-expected start to our plan to return to profitability," said Norman C. Payson, M.D., Oxford's chief executive officer. "We believe we have made significant strides in implementing our turnaround plan."

         Revenues for the quarter ended September 30, 1998 were $1.17 billion, an increase of 10.1% from the third quarter of 1997, but down 1.7% from the second quarter of 1998. For the nine months ended September 30, 1998, revenues were $3.6 billion, up 15.3 % compared to the year earlier period. As of
September 30, 1998, Oxford's total membership was approximately 1,925,000 compared to 2,008,000 at December 31, 1997 and 2,005,000 at June 30, 1998. The
reductions in membership experienced in the second and third quarters in 1998 primarily resulted from the Company's withdrawal from Medicaid programs and reductions in commercial members in the tri-state Freedom Plan and non-core markets.

         Health care services expense for the third quarter was $1.02 billion and the medical loss ratio (health care services as a percentage of premium revenue) was 88.9%. The medical loss ratio reflects the application of $25.5 million of loss contract reserves established in the second quarter in anticipation of third quarter losses in Oxford's non-core Medicare and Medicaid businesses.

         Marketing, general and administrative expenses including related depreciation and amortization were $172.9 million for the third quarter or 15.1% of operating revenue, compared to $203.7 million for the second quarter of 1998 or 17.6% of operating revenues.

         The net loss of $.58 per common share for the quarter was favorably affected by the application of loss contract reserves specified above as well as certain other one-time items resulting in an additional aggregate $12.8 million benefit. EBITDA (earnings (loss) before income taxes, financing charges, depreciation and amortization and restructuring and unusual charges), as adjusted by removing the positive effect of the application of loss contract reserves and the one-time items noted above, was a loss of $41.4 million.

         The Company also reported that at September 30, 1998, it had $1.12 billion in current cash and marketable securities. After giving effect to pro forma capital contributions to its regulated subsidiaries, Oxford had over $200 million in cash and marketable securities at the Parent Company. "Oxford's parent company liquidity is better than we anticipated as a consequence of our operating results and progress on our turnaround plan in the third quarter," said Yon Yoon Jorden, Oxford's Chief Financial Officer.

         Dr. Payson also commented on specifics of the turnaround plan: "The restructuring of key Medicare provider contracts and the selective withdrawal from certain counties for Medicare essentially completes the lion's share of correcting that important line of business. Similarly, the withdrawal from certain Medicaid markets and the sale of, or withdrawal from, businesses in Florida, Illinois, Pennsylvania and New Hampshire now leave us primarily with our core commercial business. We believe we have made significant progress in the quarter in our health care and administrative cost structure and are encouraged by our early success in the important January employer renewal process."

         Oxford's product lines include traditional health maintenance organizations, point-of-service plans, third-party administration of employer funded benefit plans, Medicare and Medicaid plans, and dental plans. Oxford markets its health plans to employers in New York, New Jersey, Pennsylvania, Connecticut, through its direct sales force and through independent insurance agents and brokers.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release, such as statements concerning the January employer renewal process and the Company's plan to return to profitability, and other statements regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934, as amended); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- The Company's ability to develop processes and systems to support its operations and to improve its service levels.

- Changes in Federal or State regulation relating to health care and health benefit plans.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point of service plans.

- Competition from health benefit plan providers and competitive pressure on pricing Oxford products, including acceptance of premium rate increases by the Company's commercial groups.

- High administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to complete and operationalize risk transfer and other provider arrangements and to successfully dispose of certain assets and businesses.

- The effect, if any, of recent events at the Company (including any adverse publicity) on future enrollment in the Company's health benefit plans.

- Any changes in the Company's estimates of its medical costs and expected cost trends as a result of information gained in the process of continuing to reconcile delayed claims or claims paid or denied in error and to pay down backlogged claims.

- The impact of litigation (including purported class and derivative actions filed against the Company and certain officers and directors and proceedings commenced against the Company and several employees by certain healthcare providers), regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

- Those factors included in the discussion under the caption "Management's Discussion and Analysis of the Financial Condition and Results of Operations
   - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

                               -- TABLES FOLLOW -

                                      # # #

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                ASSETS
                                                                            SEP. 30,        Dec. 31,
                                                                              1998            1997
                                                                              ----            ----
Current assets:                                                           (Unaudited)
   Cash and cash equivalents                                              $   228,577          4,141
   Short-term investments-available-for-sale, at market value                 892,872        635,743
   Premiums receivable                                                        169,586        275,646
   Other receivables                                                           40,682         45,418
   Prepaid expenses and other current assets                                   10,178         10,097
   Refundable income taxes                                                      3,059        120,439
   Deferred income taxes                                                       43,385         38,092
-----------------------------------------------------------------------------------------------------
      Total current assets                                                  1,388,339      1,129,576

Property and equipment, at cost, net of accumulated depreciation and
   amortization of $152,650 in 1998 and $125,926 in 1997                      127,246        147,093
Deferred income taxes                                                         103,267         86,406
Restricted investments-hold-to-maturity, at amortized cost                     44,114             --
Other noncurrent assets                                                        46,121         34,914
-----------------------------------------------------------------------------------------------------
      Total assets                                                        $ 1,709,087      1,397,989
=====================================================================================================

                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of capital lease obligations                           $     7,207             --
   Medical costs payable                                                      894,501        762,959
   Trade accounts payable and accrued expenses                                271,344        152,152
   Income taxes payable                                                         2,004             --
   Unearned premiums                                                           36,022        124,603
   Deferred income taxes                                                        6,096          9,059
-----------------------------------------------------------------------------------------------------
      Total current liabilities                                             1,217,174      1,048,773

Senior notes payable                                                          200,000             --
Term loan payable                                                             150,000             --
Obligations under capital leases                                               11,109             --
-----------------------------------------------------------------------------------------------------
      Total liabilities                                                     1,578,283      1,048,773

Redeemable preferred stock                                                    287,933             --

Shareholder's equity:
   Preferred stock, $.01 par value, authorized 2,000,000 shares                    --             --
   Common stock, $.01 par value, authorized 400,000,000
     shares; issued and outstanding 80,384,642 in 1998
     and 79,474,439 in 1997                                                       804            795
   Additional paid-in capital                                                 516,063        437,653
   Accumulated deficit                                                       (685,316)       (95,498)
   Unrealized net appreciation of investments                                  11,320          6,266
-----------------------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity                          $ 1,709,087      1,397,989
=====================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
 (IN THOUSANDS, EXCEPT PER SHARE, PER MEMBER PER MONTH AND MEMBERSHIP HIGHLIGHTS
                                     DATA)
                                   (UNAUDITED)


                                                                       Three Months Ended                   Nine Months Ended
                                                                          September 30                        September 30
                                                                 -----------------------------       -----------------------------
Revenues:                                                            1998              1997              1998              1997
                                                                 -----------       -----------       -----------       -----------
   Premiums earned                                               $ 1,143,064         1,045,185         3,512,101         3,059,810
   Third-party administration, net                                     4,070             3,975            13,383            10,091
   Investment and other income (expense), net                         24,395            15,355            67,627            45,076
----------------------------------------------------------------------------------------------------------------------------------
     Total revenues                                                1,171,529         1,064,515         3,593,111         3,114,977
----------------------------------------------------------------------------------------------------------------------------------

Expenses:
   Health care services                                            1,015,780         1,019,509         3,270,482         2,629,267
   Marketing, general and administrative                             158,896           161,684           529,347           451,890
----------------------------------------------------------------------------------------------------------------------------------
     Total expenses                                                1,174,676         1,181,193         3,799,829         3,081,157
----------------------------------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes, financing charges,
   depreciation and amortization, restructuring and
   unusual charges                                                    (3,147)         (116,678)         (206,718)           33,820

Other charges:
   Interest and other financing charges                               15,679                --            43,006                --
   Depreciation and amortization                                      15,191            15,506            50,553            42,997
   Restructuring charges                                                  --                --           199,266                --
   Unusual charges                                                        --                --           111,790                --
   Equity in net loss of affiliate                                        --               120                --             1,140
----------------------------------------------------------------------------------------------------------------------------------
     Total other charges                                              30,870            15,626           404,615            44,137
----------------------------------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes                                  (34,017)         (132,304)         (611,333)          (10,317)
Income tax expense (benefit)                                           1,905           (54,147)          (22,489)           (3,714)
----------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                                  (35,922)          (78,157)         (588,844)           (6,603)
Less preferred stock dividends and amortization                      (11,067)               --           (16,785)               --
----------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss) attributable to common stock                 $   (46,989)          (78,157)         (605,629)           (6,603)
==================================================================================================================================

Earnings (loss) per common share-basic and diluted               $     (0.58)             (.99)            (7.57)             (.08)
==================================================================================================================================

Weighted average common shares outstanding-basic and diluted          80,384            79,059            80,006            78,363
==================================================================================================================================

Selected information:
   Medical-loss ratio                                                   88.9%             97.5%             93.1%             86.0%
   Administrative-loss ratio                                            15.1%             16.8%             16.4%             16.0%
   PMPM premium revenue                                          $    202.64            188.32            199.79            193.92
   PMPM medical expense                                          $    180.10            183.70            186.05            166.69
   Fully insured member months                                       5,640.9           5,550.1          17,579.2          15,778.6

                                                                                    Membership at
                                                                                    September 30
--------------------------------------------------------------------------------------------------------      Increase
MEMBERSHIP HIGHLIGHTS                                                              1998          1997        (Decrease)
----------------------------------------------------------------------------------------------------------------------
Freedom Plan                                                                     1,331,600     1,286,600        45,000
HMO                                                                                271,500       256,600        14,900
Medicare                                                                           156,900       154,800         2,100
Medicaid                                                                           102,900       187,900       (85,000)
----------------------------------------------------------------------------------------------------------------------
Total Fully Insured                                                              1,862,900     1,885,900       (23,000)
Self-funded                                                                         62,000        56,700         5,300
----------------------------------------------------------------------------------------------------------------------
Total Membership                                                                 1,924,900     1,942,600       (17,700)
======================================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
   FIRST QUARTER 1998, SECOND QUARTER 1998, THIRD QUARTER 1998 AND NINE MONTHS
                            ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                            1ST             2ND            3RD           NINE
Cash flows from operating activities:                                     QUARTER         QUARTER        QUARTER        MONTHS
                                                                          -------         -------        -------        ------
   Net earnings (loss)                                                   $ (45,302)      (507,620)       (35,922)      (588,844)
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
      Depreciation and amortization                                         16,059         19,303         15,191         50,553
      Noncash restructuring and unusual charges                                 --        205,631             --        205,631
      Deferred income taxes                                                (24,407)        (4,749)        (1,440)       (30,596)
      Realized gain on sale of investments                                  (1,372)          (749)        (3,023)        (5,144)
      Other, net                                                             1,312          2,084          1,057          4,453
      Changes in assets and liabilities:
        Premiums receivable                                                (13,903)        74,637         38,117         98,851
        Other receivables                                                   (8,066)        (6,014)         6,516         (7,564)
        Prepaid expenses and other current assets                          (10,752)         9,348          1,323            (81)
        Medical costs payable                                              (23,764)       106,132        (21,826)        60,542
        Trade accounts payable and accrued expenses                         24,110         51,074          2,726         77,910
        Income taxes payable/refundable                                     48,836         68,544          5,459        122,839
        Unearned premiums                                                  (77,706)         7,566        (18,441)       (88,581)
        Other, net                                                             378          4,315            744          5,437
-------------------------------------------------------------------------------------------------------------------------------
         Net cash provided (used) by operating activities                 (114,577)        29,502         (9,519)       (94,594)
-------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
   Capital expenditures                                                    (29,657)        (6,989)        (2,090)       (38,736)
   Purchases of available-for-sale securities                             (154,891)      (345,380)      (487,947)      (988,218)
   Sales and maturities of available-for-sale securities                   151,110        265,030        252,866        669,006
   Investment in unconsolidated affiliates                                      --         (5,405)            (5)        (5,410)
   Other, net                                                                4,597         (2,510)        (4,346)        (2,259)
-------------------------------------------------------------------------------------------------------------------------------
         Net cash used by investing activities                             (28,841)       (95,254)      (241,522)      (365,617)
-------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Proceeds from exercise of stock options                                     330            993            254          1,577
   Proceeds from preferred stock, net of issuance expenses                      --        338,148             --        338,148
   Proceeds of notes and loans payable                                     200,000        350,000             --        550,000
   Redemption of notes and loans payable                                        --       (200,000)            --       (200,000)
   Proceeds of sale of common stock                                             --         10,000             --         10,000
   Debt issuance expenses                                                       --        (11,251)          (442)       (11,693)
   Payments under capital leases                                                --         (1,570)        (1,815)        (3,385)
-------------------------------------------------------------------------------------------------------------------------------
         Net cash provided by financing activities                         200,330        486,320         (2,003)       684,647
-------------------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                   56,912        420,568       (253,044)       224,436
Cash and cash equivalents at beginning of period                             4,141         61,053        481,621          4,141
-------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                               $  61,053        481,621        228,577        228,577
===============================================================================================================================

Supplemental schedule of noncash investing and financing activities:
   Unrealized appreciation (depreciation) of short-term investments      $  (5,043)        (2,730)        15,376          7,603
   Issuance of preferred stock warrants                                         --         67,000             --         67,000
   Capital lease obligations incurred                                    $  20,309          1,398             --         21,707